Exhibit 99.3

OAK FINANCIAL CORPORATION

TEAM MEMBER MESSAGE

JANUARY 8, 2009

Thanks to each of you, we have, over the past few years, transformed Byron Center State Bank into Byron Bank, perhaps the most highly-regarded financial institution in West Michigan and one of the stronger publicly-traded banks in the state.  And, again thanks to each of you, we’ve built our reputation in the face of the most challenging economy in decades.

Despite our strength, however, we’re not immune from all of the effects of our environment.  While our credit challenges have been few in comparison to our peers, we’ve nonetheless experienced higher-than-usual loan losses and have also spent a great deal of money managing problem credits.  Coupled with dramatically higher FDIC premiums, those issues have put our earnings under pressure.

Correspondingly, our capital position has also required more attention.  While we remain well-capitalized by regulatory standards, our “capital cushion” continues to be thinner than we’d like.  In response, as I’ve reported to you several times last year, our Board made it a priority to evaluate options for supplementing our capital position.

Among the alternatives we considered was a loan to our holding company from a larger financial institution.  Those funds would be downstreamed to our Bank and would count as capital.  As I’ve also reported to you, we spoke with a handful of banks about obtaining a loan.

One of those potential lenders was Chemical Financial Corporation, parent of Chemical Bank.  We initially explored Chemical’s interest in lending to us.  Those discussions expanded into the possible merger of our two organizations.  Our directors carefully considered their fiduciary duties, including their duty to act in the best interests of our shareholders.

After months of painstaking evaluation of all the alternatives and engaging in intense negotiations, our Board reached the conclusion that merging our Bank into Chemical was the most appropriate course of action.  Consequently, last evening, a definitive agreement with Chemical was signed.

This morning, a press release is being issued that contains all the financial details of the deal.  In this economic environment, very few merger and acquisition deals are being done, other than those involving troubled banks and the FDIC.  Those deals are typically done at a discount to the acquired bank’s book value.  Because of Chemical’s interest in acquiring our strong team and capitalizing upon our outstanding reputation, they’ve agreed to pay a premium to our shareholders.  Our shareholders will be entitled to receive 1.306 shares of Chemical common stock for each share of our common stock.  The transaction is valued at approximately $83.9 million as of December 31, 2009, the date upon which the exchange ratio was established.  That equates to approximately $31.00 per share of our common stock as of December 30, 2009.

Based in Midland, Chemical is a community-oriented financial services company.  It trades on the NASDAQ Stock Market under the symbol CHFC.  They provide a full range of commercial, consumer, mortgage, trust, insurance and financial planning services through 129 banking offices across 31 counties in the lower peninsula of Michigan.  Chemical Financial Corporation is the third largest financial services company headquartered in Michigan and had assets of $4.3 billion as of September 30, 2009.

Reaching an agreement with Chemical doesn’t mean the deal is done.  It’s subject to approval by both our shareholders and our regulators, a process that’s likely to take a few months.  As of now, my best estimate is that, if approved, this deal will close sometime in the second quarter.  Until then, we’re responsible – just as we’ve always been – for our relationships with each other, our customers and our communities.  I know that, as we work our way through this intervening period, you’ll continue to do those things that have made us uniquely successful.

I’m sure that this announcement comes as a surprise and a shock to many of you.  I also know that you have questions now and will have more as you have a chance to absorb the news.  Because we’re very early in this process, we don’t know everything yet.  Consistent with our culture and our commitment to communication, as we learn more, I’ll share that information with you.  Following this meeting, we’re going to have a conference call with all Retail Banking team members.  Over the next several days, Jim and I plan to meet with each department.  In addition, I urge you to contact Jim, Joel, Melissa, Dave or me with questions or concerns.

Next Monday evening, we’ll hold an all-team-member meeting.  At that meeting, I’ll introduce you to David Ramaker, Chemical’s President and CEO.  He’ll share more about Chemical and their plans for our combined company.  He’ll also introduce key members of their management team and we’ll answer your questions.

To help in the meantime, this morning we’ll distribute a “talking points memo” that contains more information and suggested responses to the questions you’re most likely to have yourselves and to receive from others.

That’s probably enough to throw at you for now.  Let me add, however, that, regardless of how you may feel about this deal, it’s critically important that each of us does our best to make it successful.  For the sake of our fellow team members, our shareholders and our communities, we want Chemical to carry on our legacy and to do well.  You can bet that our competitors will try to gain leverage from this situation.  We’ve successfully dealt with competitive threats before and, thanks to the strength of the relationships you’ve built, I’m absolutely confident that we’ll do so again.  As we work our way through this transition, I’ll be happy to join you in meeting with customers and others to explain what we’re doing and why we’re doing it.  Just let me know when and where.  Jim and Joel will also be happy to do the same.

Now, more than at any time in our long history, our constituents – customers, shareholders, strategic partners and community members – are going to look to each of you for leadership.  I know that I can count on each of you to inform and reassure them.  Consistent with our tradition, it’s critical that we support and encourage each other.  In doing so, I know that you’ll continue to make me proud to be part of this exceptional team.

Pat Gill
President & CEO
Byron Bank
2445 84th Street SW
Byron Center, MI 49315
PGill@BankAtByron.com
(616) 588-7420  phone
(616) 889-1489  cell
(616) 878-4418  fax

www.BankAtByron.com

Additional Information

                        Chemical will file a registration statement with the SEC to register the securities that the O.A.K. shareholders will receive if the merger is consummated. The registration statement will contain a prospectus and proxy statement and other relevant documents concerning the merger. Investors are urged to read the registration statement, the prospectus and proxy statement, and any other relevant document when they become available because they will contain important information about Chemical, O.A.K., and the merger. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov.

                        The proposed transaction will be submitted to the shareholders of O.A.K. for their consideration and approval.  In connection with the proposed transaction, O.A.K. will be filing a proxy statement and other relevant documents to be distributed to the shareholders of O.A.K.  Investors are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Chemical and O.A.K., free of charge from the SEC's Internet site (www.sec.gov), by contacting Chemical Financial Corporation, 333 East Main Street, P.O. Box 569, Midland, MI 48640-0569, Attention: Ms. Lori A. Gwizdala, Investor Relations, telephone 800-867-9757 or by contacting O.A.K. Financial Corporation, 2445 84th Street, SW, Byron Center, MI 49315, Attention: Mr. James A. Luyk, Investor Relations, telephone 616-588-7419.  INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

                        O.A.K. and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from O.A.K. shareholders in favor of the transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of O.A.K. shareholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC.  You can find information about O.A.K.'s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC's Internet site (www.sec.gov).  You can also obtain free copies of these documents from Chemical or O.A.K., as appropriate, using the contact information above.